Exhibit 3.1
BYLAWS OF

PAR TECHNOLOGY CORPORATION

AS AMENDED AND RESTATED SEPTEMBER 20, 2022

ARTICLE I

 OFFICES

Section 1.      Registered Office.  The registered office of PAR Technology Corporation (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 2.        Other Offices.  The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

 MEETINGS OF SHAREHOLDERS

Section 1.         Place of Annual Meetings.  The annual meeting of shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors (the “Board” or the “Board of Directors”) shall fix.  The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board.

Section 2.         Meetings by Remote Communication.  The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 3.         Special Meetings.  Except as required by law, and subject to the rights of holders of any series of Preferred Stock, established pursuant to Article Fourth of the Certificate of Incorporation, a special meeting of shareholders may be called at any time by the Board of Directors, the Chairman or the President, and shall be called only by the Board of Directors or the Chairman or the President pursuant to a resolution approved by a majority of the then authorized number of Directors of the Corporation (as determined in accordance with Section 2 of Article III of these Bylaws).  Any such calls must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

Section 4.          Notice of Meetings.

(a)          Except as otherwise may be required by law, notice of each meeting of shareholders, whether an Annual Meeting or a special meeting shall state the place, if any, date and hour of the meeting, the record date for determining shareholders entitled to vote at the meeting, the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is to be held solely by means of remote communications, the means for accessing the list of shareholders contemplated by Section 2 of Article VI, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date of said meeting, to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.  In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)          Except as otherwise required by law, notice may be given in writing directed to a shareholder’s mailing address as it appears on the records of the Corporation and shall be given:  (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such shareholder’s address.

(c)          So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), notice shall be given in the manner required by such rules.  To the extent permitted by such rules, notice may be given by electronic transmission directed to the shareholder’s electronic mail address, and if so given, shall be given when directed to such shareholder’s electronic mail address unless the shareholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL.  If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d)          Notice may be given by other forms of electronic transmission with the consent of a shareholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

(e)          An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud.  Notice shall be deemed to have been given to all shareholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f)          Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the shareholder entitled to such notice in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a shareholder at the meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.        Quorum.  At each meeting of shareholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.

Section 6.         Adjournments.  Regardless of whether a quorum is present at any meeting of shareholders or any adjournment or adjournments thereof, the chairman of the meeting or the holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time.  Any business may be transacted which might have been transacted at the meeting as originally called.

Section 7.          Order of Business.

(a)          At the Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board of Directors of (ii) by any shareholder who complies with the procedures set forth in this Section 7.  At any special meeting, only such business shall be conducted as shall have been set forth in the notice of such meeting.

(b)          For business properly to be brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the Annual Meeting; provided, however, that if the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made.  To be in proper written form, a shareholder’s notice to the Secretary shall be set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting:  (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;  (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business;  (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the Annual Meeting of shareholders except in accordance with the procedures set forth in this Section 7.  The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

Section 8.       Voting.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, at each meeting of shareholders, every shareholder of the Corporation entitled to vote at a meeting of shareholders shall be entitled to one vote for every share outstanding in his name on the stock records of the Corporation (a) at the time fixed pursuant to Section 6 of Article VI of these Bylaws as the record date for the determination of shareholders entitled to vote at such meeting, or (b) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.  At each meeting of shareholders, all matters (except as otherwise provided in Section 3 of Article III of these Bylaws and except in cases where a different vote is required by law or by the Certificate of Incorporation of the Corporation or these Bylaws, in which case, such different vote shall be the applicable vote on the matter) shall be decided by a majority of the votes cast at such meeting, a quorum being present.

Section 9.        Proxies.  Any shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy.  No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date.

Section 10.       Inspectors of Elections.  Preceding any meeting of the shareholders, the Board of Directors may, and shall if required by law, appoint one or more persons to act as Inspectors of Elections.  The Corporation may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Inspectors may be employees of the Corporation. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector shall:

(a)	ascertain the number of shares outstanding and the voting power of each;

(b)	determine the shares represented at a meeting and the validity of proxies and ballots;

(c)	count all votes and ballots;

(d)	determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)	certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

Section 11.       Organization.  The date and time for the opening and the closing of the polls for each matter to be voted upon at a shareholder meeting shall be announced at the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (g) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.  The chairman of the meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of shareholders.

ARTICLE III

DIRECTORS

Section 1.         Powers.  The business of the Corporation shall be managed under the direction of the Board.  The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders.

Section 2.        Number, Election and Terms.  The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors; provided, however, that such number shall not be less than a minimum of three nor more than a maximum of fifteen; and provided, further, that such number and such minimum and maximum may be increased or decreased pursuant to resolution of the Board.  Subject to Sections 9 and 10 of Article III of these By Laws, the directors, other than those who may be elected by the holders of any series of preferred stock, shall serve for a one-year term.  Following the 2014 annual meeting of shareholders the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into three classes.  The term of all directors currently serving or appointed to serve shall expire at the 2015 annual meeting of shareholders.  Effective as of the 2015 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors (other than those who may be elected by the holders of any series of preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of shareholders.  Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director, and the directors so chosen shall hold office, subject to Sections 9 and 10 of Article III of these Bylaws until the next Annual Meeting of shareholders and until their respective successors are elected and qualified.  No decrease in the number of directors constituting the Board shall shorten the terms of any incumbent director.

Section 3.         Nominations of Directors, Elections.  Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any shareholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.  Directors shall be at least 21 years of age.  Directors need not be shareholders.  At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.  All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper written form, such shareholder’s notice shall set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation or law including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder giving the notice, (x) the name and address, as they appear on the Corporation’s books, of such shareholder and (y) the class and number of shares of the Corporation which are beneficially owned by such shareholder.  In the event that a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 3.  If the Inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4.          Place of Meetings.  Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

Section 5.        Regular Meetings.  Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine.  Notice of regular meetings of the Board need not be given.

Section 6.         Special Meetings.  Special meetings of the Board may be called by the Chairman or the President and shall be called by the Secretary at the request of any two of the other directors.

Section 7.       Notice of Meetings.  Notice of each special meeting of the Board stating the time and place, if any, shall be mailed to each director, addressed to each such director’s residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by means of electronic transmission or be given personally or by telephone, in each case, on 24 hours’ notice. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 8.        Quorum and Manner of Acting.  The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.  If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Except where a different vote is required or permitted by law or these Bylaws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board.  Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action.  After an action is taken,  the consent or consents relating thereto by the directors shall be filed with the minutes of the proceedings of the board.  Any one or more directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

Section 9.         Resignation.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the President, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 10.       Removal of Directors.  Subject to the rights of the holders of any series of Preferred Stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 11.       Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 12.      Waiver of Notice.  Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the director entitled to such notice in writing or by electronic transmission, whether before or after the time stated herein, shall be deemed equivalent thereto.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 13.      Chairman of the Board.  The Chairman of the Board, if any, shall be elected by a majority vote of the directors.  The Chairman of the Board shall, if present, preside at all meetings of the Board and of the shareholders, and shall perform such other duties as the Board of Directors may from time to time determine or as otherwise prescribed by these Bylaws.  If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside. To the extent there is no Chairman of the Board appointed, the Lead Director shall be deemed to be the Chairman of the Board.

ARTICLE IV

 COMMITTEES OF THE BOARD

Section 1.         Committees of the Board of Directors.  The Board of Directors may  designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to shareholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation.  All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. The Corporation has elected to be governed by Section 141(c)(2) of the DGCL.

Section 2.        Action by Consent: Participation by Telephone or Similar Equipment.  Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action.  After an action is taken, the consent or consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.  Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another.  Participation by such means shall constitute presence in person at a meeting of the committee.

Section 3.        Meetings and Action of Committees.  Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.  A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee.  Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 1.         Officers.  The officers of the Corporation shall consist of a President and a Secretary. The Board of Directors, in its sole discretion, may also elect one or more Chief Executive Officers, Chief Financial Officers, Chief Operating Officers, Presidents, Treasurers, Controllers, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.  In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.

Section 2.          Compensation.  The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 3.         Removal, Resignation and Vacancies.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which he or she is a party Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party.  If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 4.       President and Chief Executive Officer.  The President shall be the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.  Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.  The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the shareholders.

Section 5.         Chief Financial Officer.  The Chief Financial Officer, if any, shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation.  The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the President or the Chief Executive Officer may from time to time determine.

Section 6.         Senior Vice-President(s).  The senior vice-president(s), if any, shall have such powers and perform such duties as the Board of Directors, the President or the Chief Executive Officer may from time to time determine.

Section 7.         Vice-President(s).  The vice-president(s), if any, shall have such powers and perform such duties as the Board of Directors, the President or the Chief Executive Officer may from time to time determine.

Section 8.       Treasurer and Assistant Treasurers.  The Treasurer, if any, shall have general charge of the financial affairs of the corporation.  The Treasurer shall have custody of all funds, securities and valuable papers of the Corporation, except as the Board of Directors may otherwise provide.  The Treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the Corporation, and which shall be always open to the inspection of each elected officer and director of the corporation.  The Treasurer shall deposit or cause to be deposited all funds of the Corporation in such depository or depositories as may be authorized by the Board of Directors.  The Treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the Corporation.  The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the President, the Chief Executive Officer or the Chief Financial Officer may from time to time determine.

Assistant treasurers, if any, shall have such powers and perform such duties as the Board of Directors, the President, the Chief Executive Officer or the Treasurer or the Chief Financial Officer may from time to time determine.

Section 9.        Secretary and Assistant Secretaries.  The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed, and to perform all of the duties incident to the office of Secretary and shall perform all other duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the President or the Chief Executive Officer.  The Secretary (or in such officer’s absence, an Assistant Secretary, but if neither is present, another person selected by the chairman for the meeting) shall have the duty to record the proceedings of the meetings of shareholders, the Board of Directors and of the committees of the Board of Directors in a book to be kept for that purpose.

Assistant secretaries, if any, shall have such powers and perform such duties as the Board of Directors, the President, the Chief Executive Officer or the Secretary may from time to time designate.

Section 10.      Additional Matters.  The President, the Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary.  Any employee so designated shall have the powers and duties determined by the officer making such designation.  The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 11.       Action with Respect to Securities of Other Corporations or Entities. Unless otherwise provided by resolution adopted by the Board, the President, the Chief Executive Officer of the Chief Financial Officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in any manner permitted under applicable law, in the name of the Corporation as such holder, to any action by such other Corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper.  Any of the rights set forth in this Section 11 which may be delegated to an attorney or agent may also be exercised directly by the President, the Chief Executive Officer of the Chief Financial Officer.

Section 12.       Other Powers and Duties.  Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

ARTICLE VI

CAPITAL STOCK

Section 1.         Certificates of Stock.  The shares of stock of the Corporation shall be either certificated shares or uncertificated shares or a combination thereof.  A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes or series of the shares of the Corporation will be uncertificated shares.  Any certificate representing shares of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer,  the President, the Chief Financial Officer, the Controller, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures appearing on such certificate or certificates may be a facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.         List of Shareholders Entitled to Vote.  The Corporation shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting (provided, however, if the record date for determining the shareholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.   Such list shall be open to the examination of any shareholder for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation.   If the meeting is to be held at a place, then a list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any shareholder who is present.   If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 3.          Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 2 of this Article VI or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 4.        Transfers of Capital Stock.  Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Canceled” and filed with the permanent stock records of the Corporation.

Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, issuance of new equivalent shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile or otherwise electronically transmitted.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Section 224 of the DGCL.

Section 5.         Lost Certificates.  The Board of Directors may direct either (a) a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or (b) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 6.        Fixing of Record Date.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.  If no such record date is fixed for any other action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 7.        Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

FISCAL YEAR

Unless otherwise determined by the Board of Directors, the Corporation’s fiscal year shall coincide with the calendar year.

ARTICLE VIII

INDEMNIFICATION

Section 1.       Nature of Indemnity.  The Corporation shall to the fullest extent permitted by law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, except as otherwise provided in Section 5, the Corporation shall be required to indemnify such a person in connection with an action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by the person was authorized in the specific case by the Board of the Corporation.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.        Successful Defense.  To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 3.        Determination That Indemnification is Proper.  Any indemnification of a director or officer of the Corporation under Section 1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 hereof. Any indemnification of an employee or agent of the Corporation under Section 1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 hereof. Any such determination shall be made (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

Section 4.        Advance Payment of Expenses.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall to the fullest extent permitted by law be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 5.         Procedure for Indemnification of Directors and Officers.  Any indemnification of a director or officer of the Corporation under Section 1 and 2, or advance of expenses to a director or officer under Section 4 of this Article VIII, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer.  If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request.  If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advancement of expenses as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses and to enforce a claim for the advance of expenses under Section 4 of this Article VIII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article VIII, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.      Survival; Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a “contract right” may not be modified retroactively without the consent of such director or officer.

The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.        Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board.

Section 8.        Severability.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

SEAL

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by any other officer of the Corporation.

 ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, a waiver thereof in writing or by electronic transmission, given by the person entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders, directors, or members of a committee of directors need be specified in any waiver of notice.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933,  to the fullest extent permitted by law, shall be the federal district courts of the United States of America.  For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or shareholder in such capacity, or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX

If any provision of this shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

RESERVED

ARTICLE XIII

AMENDMENTS

These Bylaws or any of them may be amended, repealed, in any respect, and new Bylaws adopted at any time, either (i) at any annual or special shareholders’ meeting, by an affirmative vote of 66 2/3% of the shareholders of the Corporation entitled to vote generally in the election of directors provided that any amendment, repeal or new Bylaws proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or (ii) by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors provided that any amendment, repeal or new by-Law proposed to be acted upon at any such meeting shall have been described or referenced to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous board meeting.  Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Section 3 (“Special Meetings”) or Section 7 (“Order of Business”) of Article II (“Meeting of Shareholders”) of the Bylaws; Section 2 (“Number, Election and Terms”), Section 3 (“Nominations of Directors, Elections”) or Section 6 (“Special Meetings”) of Article III (“Directors”) of the Bylaws; or Article XII (“Amendments”) of the Bylaws shall not be amended or repealed and no provision inconsistent with any thereof shall be adopted without the affirmative vote of the 66 2/3% of the shareholders entitled to vote generally for the election of directors, voting together as a single class.  Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the 66 2/3% of the shareholders entitled to vote generally for the election of directors, voting together as a single class shall be required to amend or repeal, or adopt any provision inconsistent with, any provision or this Article XII.

ARTICLE XIV

CONSTRUCTION

All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any certificate of designation for any Preferred Stock) and applicable law. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.